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                                                                  EXHIBIT(10)(i)


                             CONFIDENTIAL TREATMENT


                           MEDICAL DIRECTOR AGREEMENT

THIS MEDICAL DIRECTOR AGREEMENT ("Agreement") made as of September 5, 1996


Between  OCEANVIEW MEDICAL GROUP, P.A.
               a New Jersey professional corporation with offices at 9 Hospital Drive
               Suite C2
               Toms River, NJ 08755
               hereinafter referred to as the "Director"

And DIALYSIS SERVICES OF NEW JERSEY, INC.-MANAHAWKIN a New Jersey corporation with offices at

               TO BE DETERMINED

               hereinafter referred to as the "Company".

The Director and the Company may hereafter be referred to individually as a "Party" and collectively as the "Parties".

                                  WITNESSETH:

WHEREAS, the Company intends to develop, own and operate one or more renal dialysis facilities as provided in attached Annex A (individually or collectively, if more than one, the "Facility");

WHEREAS, the Director is a professional corporation wholly owned by Dr. Guy D. Sbar;

WHEREAS, the Director retains duly licensed physician(s) under the laws of the State of New Jersey, specializing in the treatment of kidney disease and experienced in the medical administration of a renal dialysis facility;

WHEREAS, the Company through the Facility seeks: to provide to persons having end-stage renal disease (ESRD) and other forms of renal failure the care they need; to encourage proper distribution and effective utilization of ESRD treatment while maintaining or improving the quality of care; to promote the efficient delivery of ESRD care; and to encourage transplantation or self-dialysis for the maximum practical number of patients who are medically, socially, and psychologically suitable candidates for such treatment;




[ * ] Confidential portions omitted have been filed separately with the Securities and Exchange Commission.


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WHEREAS, the Company desires to contract with the Director to provide certain services as defined herein and the Director desires to render such services to the Company; and

WHEREAS, the Parties desire to enter into this Agreement in order to provide a full statement of their respective responsibilities as they exist in connection with the provision of services during the term of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and intending to be legally bound hereby the Parties hereto agree as follows:

1.   CONTRACT FOR SERVICES

     The Company hereby contracts with the Director to provide services at the Facility as required by 42 CFR 405.2100 et seq., or any successor regulations, including those services as provided in Section 3 of this Agreement. Director represents, warrants and agrees that there will be available to the Facility during its operations, the services of a qualified, licensed Chief Medical Director as per Section 2. Director shall be responsible for planning, organizing, conducting and directing the professional ESRD services at the Facility. All services to be provided by the Director hereunder are hereinafter sometimes collectively referred to as "Services". The Director hereby agrees to provide such Services under and subject to the terms and conditions as provided in this Agreement.

2.   MEDICAL STAFF AND COVERAGE

     2.1 Physicians. The Services of the Director shall be coordinated by Dr. Guy D. Sbar, who is hereby appointed by the Company to serve as the Chief Medical Director of the Facility throughout the term of this Agreement, unless the Director shall designate some other physician to assume the duties of Chief Medical Director. Any candidate recommended by the Director to serve as Chief Medical Director will be subject to the approval of Company which approval will not be unreasonable withheld. The Chief Medical Director may hereinafter be referred to as the "Physician".

     2.2 Coverage. The Director need not devote full-time to the provision of Services but shall devote sufficient time as necessary to fulfill its responsibilities hereunder. The Director shall provide for Physician coverage for all hours of Facility's operation and 24 hour emergency on-call coverage.

     The Company acknowledges that Director and Chief Medical Director are engaged in the practice of medicine in the Toms River, New Jersey area, in particular the private practice of nephrology and/or internal medicine, and that each such persons may continue to be so engaged during the term of this Agreement and may perform services for and on behalf of their respective patients in addition to but non-competitive with those services which are required of him to be performed for the Facility as provided for in this Agreement, provided, the same does not unreasonably interfere with the performance of their respective obligations hereunder. Services deemed non-competitive include and are limited to treatment of patients other than for dialysis treatment and other than acute dialysis Services which the Facility may perform.

     2.3 Physicians.

         2.3.1 License and Certification. Each Physician (i) represents to and shall be licensed to practice medicine and to dispense narcotics in accordance with the laws of the State of New Jersey; (ii) represents to and shall be Board certified or Board eligible in internal medicine or Board eligible or Board certified in nephrology; (iii) represents to and shall have at least 12 months of experience or training in the care of patients at ESRD facilities; and (iv) represents to and shall have experience in medical administration of a renal dialysis facility.

         2.3.2 Medical Staff Appointment. Each Physician shall apply for, be awarded and maintain appointment in good standing on the medical staff of the Facility in accordance with Facility's policies as well as applicable Facility and medical staff bylaws, rules and regulations.

         2.3.3 Program Eligibility. Each Physician shall be and remain eligible to participate in the Medicare program and the state medical assistance program.


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     2.3.4 Agreement to be Bound.  The Director and the Chief Medical Director
represent and warrant that he(she) shall use his(her) best efforts and skills in fulfilling their responsibilities and duties as provided in this Agreement. The Director shall not utilize any Physician to provide Services under this Agreement unless such Physician has been appointed Chief Medical Director as provided in Section 2.1, and has executed a document, legally obligating such Physician individually to abide by the terms and conditions of this Agreement, including Article 7, in form as provided in Exhibit 2.3.4 or as otherwise reasonably requested by Company.

3.   SERVICES

The Services of the Director shall include:

     3.1 Being in charge of and responsible for all medical aspects of the Facility's operation to provide high quality medical treatment, providing the proper coordination and functioning of all medical services, and being responsible for adequate supervision of dialysis treatments in accordance with federal regulation and/or any and all other applicable state and/or local regulations now in existence or hereafter passed applicable to the operation of the Facility;

     3.2 Consulting with and advising the executive management of the Facility on matters including, but not limited to, the hiring and firing of medical, para-medical and technical personnel employed by the Facility and the type of equipment and supplies to be used in the Facility for patient care;

     3.3 Participating in the selection of a suitable treatment modality, i.e., transplantation or dialysis, and dialysis setting, for all patients served by the Facility;

     3.4 Assuring adequate monitoring of the patient and the dialysis process, including for self-dialysis patients, assuring periodic assessment of patient performance of dialysis tasks;

     3.5 Assuring the development and availability of a patient care policy and procedures manual and its implementation; at a minimum, the manual shall describe the types of dialysis used in the Facility and the procedures following in performance of such dialysis; hepatitis prevention and procedures for handling an individual with hepatitis; and a disaster preparedness plan (e.g., patient emergency, fire, flood);

     3.6 Assuring that patient teaching materials are available for the use of all trainees during training and at times other than during the dialysis procedure when self-dialysis training or home dialysis training is offered;

     3.7 Participating in the development and maintenance of a system of patient care evaluation (quality assurance) including peer review and audit;

     3.8 Aiding in the recruitment of qualified doctors and nurses to be associated with and/or employed by and as required by the executive management of the Facility;

     3.9 Supervising the nursing, technical and medical staff;

     3.10 Establishing and supervising a training program in dialysis techniques for medical, nursing and technical employees of the Facility;

     3.11 Serving as the chairman of the Medical Review Board of the Facility;

     3.12 Assisting in working out affiliation agreements with acute-care hospitals and transplant centers;

     3.13 Consulting with other medical and governmental agencies and facilities needed to further the interests, operating and progress of the Facility;

     3.14 Supervising the maintenance of all appropriate medical records relating to medical services rendered at the Facility;

     3.15 Developing and supervising a preventative maintenance training program for staff personnel pertaining to the maintenance of all equipment;

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     3.16 Being available and present at the Facility during times of inspection by regulatory agencies;

     3.17 Acting as spokesperson and coordinator for the Facility during any Certificate of Need process in connection with the establishment and approval processes for the Facility and any future expansion thereof and assisting the Facility in obtaining all necessary approvals and consents for additional dialysis stations;

     3.18 Establishing review and monitoring of water quality for dialysis;

     3.19 Instituting and supervising a dialyzer re-use program in compliance with recognized medical standards;

     3.20 Evaluating laboratory procedures and services;

     3.21 Establishing, maintaining and monitoring infection control policies;

     3.22 Serving the Facility in such other capacities as shall from time to time reasonably be required by the Company and the Facility;

     3.23 Assuring and warranting that the Chief Medical Director, Assistant Medical Director(s) and Physician(s) have the proper credentials and maintain the necessary licenses and/or approvals to participate in all federal, state and local kidney disease programs governing the operation and/or reimbursement for the Facility in which the Facility participates;

     3.24 Helping to establish hospital in-patient dialysis agreements and assuring that the Facility meets all licensing and other requirements for any hospital or other entity in which the Facility has an affiliated in-patient agreement, and promote the goals of the Company and the Facility in maintaining such agreements;

     3.25 Serving as the chairman and implementing reasonable guidelines and procedures for the Facility's quality assurance program;

     3.26 Insuring that Physician rounds are made at the Facility at frequent intervals so that all patients are seen, at a minimum during a one week period.

4.   COMPENSATION

     4.1 Amount of Compensation. For the Director's services hereunder, the Company will pay the Director and the Director accepts as full and sufficient compensation thereof the following amounts ("Compensation").

         4.1.1 During the First and Second Agreement Years the sum of [ * ] per Agreement Year. During the Third Agreement Year the sum of [ * ] per Agreement Year; during the Fourth Agreement Year the sum of [ * ] per
Agreement Year; and during the Fifth Agreement Year the sum of [ * ] per Agreement Year. For purposes of this Agreement, the "First Agreement Year" shall mean the period of one (1) year commencing with the Commencement Date (as defined in Section 9.2 hereof), and each subsequent Agreement Year shall be the successive one-year period thereafter.

         4.1.2 Provided the Director and the Chief Medical Director have fulfilled heir obligations and responsibilities under this Agreement and have not defaulted or breached under the terms and conditions of the Agreement, then this Agreement is automatically renewed for five more years provided neither party gives the other parties no less than one (1) year written notification prior to the end of the Term, of its, his or her intent to terminate at the expiration of the Term. Compensation for the renewal period shall be at the same level as the Fifth Agreement Year, with a cost-of-living increase each renewal year based upon the CPI for the first fiscal calendar month of the Fifth Agreement Year compared to the first fiscal calendar month of the subject Agreement Year in the renewal period or as to be negotiated between the parties.

[ * ] Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

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     4.2 Payment.  The Company shall pay Compensation under this Agreement to
Director on the last day of each month in each Agreement Year, allowing for ten business days check processing time, an amount equal to one twelfth (1/12th) of the Compensation required to be paid to Director pursuant to this Article 4 in such Agreement Year, by check drawn to the order of Director and mailed to the Address specified for Director set forth on Exhibit 13.8 attached hereto, or such other address as designated in writing.

     4.3 Physician's Fees. It is agreed and understood that Director and all other Physicians involved in patient care at the Facility shall elect, be subject to and governed by the federal government's alternate reimbursement plan under the ESRD Program wherein the Physician's fee for services rendered will be billed to the government payment authority (intermediary) on a direct basis by Director, the Chief Medical Director, or such other Physician, and such Physician's fee shall be paid directly to Director, the Chief Medical Director, or other billing Physician as the case may be.

     4.4 Economical Services. Director represents and warrants that the Services shall be performed in an economical and professional manner, and that it shall attempt to maintain the costs of operating the Facility at reasonable and efficient levels subject to the exercise of good medical judgment. This representation and warranty is a material inducement to the Company in entering into this Agreement.

5.   INSURANCE

     5.1 Required Coverage. The Director shall maintain for itself and shall require any Physician who provides Services pursuant to this Agreement to maintain basic limits professional malpractice liability insurance during the term of this Agreement and thereafter covering all Services provided pursuant to this Agreement in amounts not less than $1,000,000 per occurrence and $3,000,000 per annual aggregate. The Director's obligation under this Section 5.1 shall survive for three (3) years following termination of this Agreement. Upon failure of Director or any Physician to obtain such professional malpractice liability insurance, in addition to being a breach of the Agreement, the Company shall have the option, not the obligation, to obtain the same for the Director and any such Physician(s), to pay the premiums and charge the same together with any administrative and service fees and charges to Director and Director shall immediately pay such sum to the Company. Director shall give the Company at least 30 days prior written notice of any modification or cancellation of such professional malpractice liability insurance.

     5.2 Certificate of Insurance. The Director shall provide to the Company prior to commencing or continuing Services hereunder certificates of insurance evidencing the coverage required hereby and to notify the Company immediately of the cancellation or termination of such insurance coverage.

     5.3 Company Insurance. The Company shall provide and maintain professional liability insurance for its employees who perform services at or in connection with the Facility.

     5.4 Indemnification. Director shall hold harmless and indemnify the Company, the Facility and its Affiliates (as defined in section 7), their shareholders, successors and assigns, from and against any and all liabilities, costs, damages, expenses and attorney's fees resulting from or attributable to any and all acts and omissions of Director, the Chief Medical Director, and any Physician providing Services.

6.   RULES AND REGULATIONS

     6.1 Laws, Rules and Regulations. The Director and each Physician shall at all times render Services in compliance with all applicable federal, state and local laws, rules and regulations and in compliance in all material respects with the Facility's bylaws, rules and regulations.

     6.2 Requirements and Standards. The Director and all Physicians shall maintain such standards and meet such requirements as will, at all times, continue certification of the Facility as an ESRD dialysis facility under the Federal Medicare program and continuance of any license or operating certificate of the Facility.


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7.   RESTRICTIVE COVENANT

     7.1 General and Definitions

         7.1.1 Purpose. The Parties acknowledge that the Services are of a special and unique character and that the Director and each Physician has and will receive substantial economic benefit and valuable business information as a result of association with the Company and the Facility; that the Company will incur expense in the development and promotion of the Facility; and that if the Director or a Physician is permitted to engage in Restricted Activity during the Restricted Period (as hereinafter defined) the Company will suffer substantial economic injury.

         7.1.2 Restricted Activity. As used in this Agreement "Restricted Activity" shall mean participation or involvement, direct or indirect, either as principal, agent, proprietor, shareholder, director, creditor, subcontractor, administrator, physician director, medical director, officer, employee, consultant or otherwise, in any entity, trade or business other than Company providing Services within the "Restricted Area" as provided in this Agreement; provided however such Restricted Activity shall not include: (i) a Physician's direct patient care services to ESRD, other dialysis patients or any other patients; or (ii) the ownership of five percent (5%) or less of the issued and outstanding stock of a public company.

         7.1.3 Services. As used in this Agreement "Services" shall be as defined in this Agreement, particularly Sections 1 and 3, as well as generally including the provision of outpatient dialysis treatment, inpatient dialysis treatment, or dialysis equipment and supplies; provided such does not include dialysis involving a medical problem which the Facility is unable to handle which requires hospitalization, but inclusive of those acute and chronic dialysis patients requiring hospitalization and other patients of an institution or hospital who may require dialysis treatment if the Facility or the Company has an affiliation agreement to provide such in-patient dialysis services with such local institution or hospital, including but not limited to staff assisted hemodialysis, continuous ambulatory peritoneal dialysis and home training staff assisted dialysis treatments.

         7.1.4 Restricted Area. As used in this Agreement, "Restricted Area" shall mean

               (a) during the Term:  any location; and
               (b) following the Term: any location within a 50 mile radius of the Facility.

         7.1.5 Restricted Period. As used in this Agreement "Restricted Period" shall mean the Term of this Agreement and one (1) year thereafter, provided however, in the event of any violation of this Article 7 the Restricted Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated.

     7.2 Competition. During the Restricted Period the Director and/or any Physician shall not engage in any Restricted Activity.

     7.3 Employees and Contractors. During the Restricted Period, Director or any Physician shall not directly or indirectly induce, or attempt to influence, any employee or contractor of the Company or the Facility to terminate a relationship with the Company or the Facility or to enter into any employment or other business relationship with any other person, firm, or corporation, including the Director or any Physician.

     7.4 Scope of Covenants. It is expressly understood and agreed that the scope of the various covenants in this Article 7 are reasonable both in time and area and are fair and necessary to protect the legitimate interests of Company and the Facility against the material adverse effects which would result from the violation of any of these covenants.

     7.5 Divisibility of Covenants. The covenants of this Article 7 shall be regarded as divisible and shall be given the greatest operative effect possible. If any part of them is declared invalid or unenforceable in any respect, the validity and enforceability of the remainder shall not be affected. If the Restricted Activity, Restricted Area and/or Restricted Period, as provided herein, should be adjudged unreasonable in any judicial proceeding, then the Restricted Activity, Restricted Area and/or Restricted Period shall be reduced as is deemed necessary to allow this Article 7 to be enforced.


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     7.6 Remedies.  It is understood that in the event of any violation of the covenants of this Article 7, the Company and/or the Facility shall suffer irreparable injury not compensable by monetary damages and the Company, the Facility and their Affiliates shall be entitled to seek preliminary and permanent injunctive relief from any court of competent jurisdiction in addition to any other remedies available under this Agreement or at law or in equity. The Company, the Facility and/or the Affiliates shall be entitled to reasonable attorney's fees and other costs it or they may incur in connection with protecting their rights in the event of a breach as contemplated and provided herein.

     7.7 Bankruptcy. The covenants and restrictions contained in this Section 7 shall not be applicable upon a final declaration of bankruptcy of the Company or the abandonment of the Facility by the Company which term shall mean the intentional giving up of the Facility by the Company and not the termination of operations or this Agreement as otherwise provided herein.

     7.8 Independent Covenant. The restrictive covenants, particularly the covenant not to compete on the part of the Director and Physicians, shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claims or cause of action of the Director or Physician against the Company or the Facility, whether based upon this Agreement or otherwise, shall not constitute a defense to or a repeal or cancellation of the enforcement by the Company, the Facility or the Affiliates of this covenant not to compete.

8.   CONTRACTUAL RELATIONSHIP

     8.1 Independent Contractor. The Director and any Physician shall, at all times, be independent contractors and not employees of the Company or the Facility, and the Director and any Physician shall not hold itself or the Physicians out as employees of the Company or the Facility. In furtherance thereof, the Company and Facility and Director covenant and agree that one is neither the employee, employer, principal or agent of the other, except that the Director is an independent contractor to the Company and the Facility. However, it is understood that nothing in this section or elsewhere in this Agreement shall be deemed not to subject the Director to the supervision of the executive management or the Board of Directors of the Company and the administrator of the Facility and to their directions and control, except such doctors and professional employees shall have independent control over the medical practice, unless as to the latter, the same is determined to be improper and violative of federal, state, local rules, codes, or regulations, or such medical practices are otherwise unethical.

     Director and all other Physicians understand and agree that personnel employed at the Facility are employees of the Company and are not to be considered or viewed as employees or servants of Director. No demands or requests will be made or placed upon such employees for secretarial duties, patient scheduling, etc., other than for dialysis as to be provided by the Facility.

     8.2 Obligations. The Director and each Physician shall be liable for the payment or provision for payment of all their required withholding, social security and other taxes or benefits. It is further understood and agreed that there is no obligation on behalf of the Company or the Facility to provide to any Physician benefits such as but not limited to group health insurance, dental benefits, life insurance, etc., other than those specifically provided in this Agreement.

     8.3 Withholding. Neither the Company nor the Facility shall withhold, on behalf of the Director or any Physician, any sums for income tax, unemployment insurance, social security or any other withholding or benefit.

     8.4 Control. Nothing in the Agreement is intended, and shall not be construed, to create an employer/employee relationship, a partnership or a joint venture relationship. The interest of the Company is to ensure that the Services of the Director and the Physicians are rendered and performed in a competent, efficient and satisfactory manner and in accordance with this Agreement and all rules and regulations of the Facility.

     8.5 Governmental Review. In the event the Internal Revenue Service or any other governmental agency shall, at any time, question or challenge the independent contractor relationship between the Company and the Director or the Physicians, both the Company and the Director, upon receipt by either of them of notice from the Internal Revenue Service or any other governmental agency, shall promptly notify the other Party and afford the other Party the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other governmental agency, irrespective of whom or by whom such discussions or negotiations are initiated. The other Party shall participate in any such discussions or negotiations to the extent permitted by the Internal Revenue Service or other governmental agency. The provisions of this Section 8.5 shall apply only to issues arising from the independent contractor relationship described herein and not to any other tax matter involving either Party.



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9.   TERM

     9.1 Term. The term ("Term") of this Agreement shall commence on the Commencement Date as provided in Section 9.2 and continue thereafter (unless sooner terminated as provided for in this Agreement) for an initial term of five (5) years from such date; and thereafter pursuant to the automatic five year renewal as per Section 4.1.2 unless either Party, gives timely written notice to the other Parties of its intention to terminate this Agreement at the conclusion of the Term as per section 4.1.2.

     9.2 Commencement Date. The term of this Agreement shall commence ("Commencement Date") on the effective date of certification of the Facility as a Medicare-certified end-stage renal disease facility ("Certification"). If the Certification does not occur on or before the 180th day following the date of this Agreement, then this Agreement shall be void and of no force and effect and neither party shall have any right or obligation hereunder.

10.  TERMINATION

     10.2 Termination Without Fault

          10.1.1 Death. This Agreement shall terminate upon the death of the Chief Medical Director unless within ten (10) days of the death of Chief Medical Director, Director has appointed a substitute Chief Medical Director, which is the obligation of Director, approved by the Company, and such substitute Chief Medical Director agrees to be bound by this Agreement and executes Exhibit 2.
3. 4.

          10.1.2 Disability. If the Chief Medical Director becomes mentally or physically unable to perform the Services required under this Agreement for a continuous period of one hundred twenty (120) days and the Director fails to appoint a substitute Chief Medical Director, which is the obligation of Director, approved by the Company, which substitute Chief Medical Director agrees to be bound by this Agreement, such shall be deemed a breach of this Agreement and the Company may terminate this Agreement on thirty (30) days written notice.

          10.1.3 Feasibility. If during the First through Third Agreement Years these Company determines in good faith that the continued operation of the Facility under this Agreement is not feasible and notifies the Director in writing of its determination, the parties shall thereafter engage in good faith discussions for a period of 60 days from the date of such notice in an attempt to re-negotiate the terms and conditions of this Agreement. In the event the parties are unable to agree the Company may terminate this Agreement on thirty
(30) days written notice and neither Party shall have any further obligation hereunder except for obligations accruing prior to the date of termination.

          10.2 Right to Terminate Upon Default.  Except as otherwise provided in
Section 10.1, a Party shall have the right as provided in this Section 10.2, to terminate this Agreement at any time upon the occurrence of any of the following events:

          10.2.1 In the event the Director violates either of Sections 5.1 or 5.2, the Company may terminate this Agreement immediately;

          10.2.2 In the event the Director or any of its appointed Physicians violate Sections 2.3.1 or 2.3.3, the Company may terminate this Agreement immediately; and

          10.2.3 In the event a Party violates any other material term or condition of this Agreement which violation is not cured within thirty (30) days after written notice to the breaching Party of such violation or if the violation cannot reasonable be cured within such thirty (30) days, the breaching party has not commenced within such thirty (30) days and thereafter diligently pursued action reasonably necessary to cure such violation, the other Party may terminate this Agreement.

    10.3 Cumulative Remedies. The specific remedies provided in this Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in the Parties under the Agreement, at law or in equity, all of which rights and remedies are specifically reserved by the Parties. Failure of a Party to exercise any remedy shall not constitute a waiver of the Party's rights for that default nor of any further or future default.

11. GOVERNING BODY OF FACILITY

    11.1 Authority of Governing Body. This Agreement shall not be construed or interpreted as derogating or limiting the ultimate legal authority and responsibility of the governing body of the Facility.

12. MEDICAL CONVENTIONS AND SEMINARS

    12. The Parties acknowledge that it is in the best interests of the Facility to have a well informed Chief Medical Director and to be represented at various regional and national conventions and seminars dealing with nephrology, renal failure, dialysis or kidney transplantation. Accordingly, when the Chief Medical Director and the executive management of the Company and the administrator of the Facility determine that it is in the best interests of the Facility to have representation at any such convention or seminar, then the Facility shall pay the direct expenses associated with attendance at such convention or seminar of the Chief Medical Director, provided said expenses are documented and reasonable. However, in no event shall such expenses exceed the sum of $2,000 per year in the aggregate. This Section 12 shall be effective and shall commence one year from the Commencement Date.

13. GENERAL PROVISIONS

    13.1 Assignment. The Director shall not assign, sell or transfer this Agreement, its obligations hereunder or any interest herein. Throughout the Term of this Agreement the Chief Medical Director shall retain at least 51 percent of the shares of stock of the Director and shall retain control of the business and affairs of Director. This Agreement may be assigned in whole or in part by the Company.

     13.2 Governing Law.   This Agreement shall be deemed to have been made and
shall be construed and interpreted in accordance with the laws of the State of New Jersey, conflicts of law provisions notwithstanding.

     13.3 Severability. If any term or provision of this Agreement or in the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement on the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.4 Integrated Agreement. This Agreement constitutes the entire understanding and agreement between the Parties concerning the subject matter hereof. This Agreement supersedes all prior written or oral agreements or understanding existing between the Parties concerning the subject matter hereof.

     13.5 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.

     13.6 Gender. Any noun or pronoun used in this Agreement shall be construed in masculine, feminine or neuter as its sense and use may require.

     13.7 Waivers and Amendments. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further and continuing waiver of any such term, provision or condition of this Agreement. No amendment to any provision of this Agreement shall be effective unless in writing and signed by each Party.

     13.8 Notices. All notices pursuant to this Agreement shall be in writing and shall be given by hand delivery or by depositing said notices in the United States registered or certified mails, return receipt requested, addressed to a party at the addresses as provided in attached Exhibit 13.8, or to such other address as may hereafter be specified in writing by one Party notifying all other Parties in the manner set forth herein. All notices given in the manner prescribed in this Section shall be deemed properly served upon receipt.

     13.9 Access to Books and Records. This Section is included herein because of the possible application of Section 1861 (v) (1) (I) of the Social Security Act to this Agreement; if that section should not be found applicable to this Agreement under the terms of such section then this Section shall be deemed not to be a part of this Agreement and shall be null and void.

          13.9.1 Director. Until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, the Director shall make available upon written request of the Secretary of Health and Human Services or the United States Controller General or any of their duly authorized representatives, this Agreement, and any books, documents and records of the Director that are necessary to certify the nature and extent of costs incurred by the Company under this Agreement.

          13.9.2 Subcontractors. If the Director carries out any of the duties of this Agreement with a value of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period through a subcontract with a related organization or person, such subcontract must be approved by the Company and must contain a clause similar to that set forth in subsection 13.9.1 above.

          13.10 No Discrimination. Each Party agrees that, in the performance of this Agreement, services will be provided without discrimination toward any patients, employees, or other persons regardless of their race, creed, color or ethnic background. Both Parties are equal opportunity employers. Both Parties shall comply with all requirements and provisions of the Civil Rights Act of 1964, 42 U.S.C.A. Section 2000 et seq. and other applicable federal and state law.

          13.11 Recovery of Litigation Costs. Subject to Section 7 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          13.12 Confidentiality. This Agreement and its terms and provisions shall be kept confidential and shall not be disclosed to any other party, nor shall this Agreement or any part thereof be reproduced or summarized, except to the extent as required by law.

          13.13 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties hereto, their respective legal representatives and their permitted successors and assigns.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

OCEANVIEW MEDICAL GROUP, P.A.

By:  /s/  GUY D. SBAR
     -----------------
     Name:  Dr. Guy D. Sbar
     Title:  President

By:  /s/ BART PELSTRING
     ------------------
     Name:  Bart Pelstring
     Title:  President

                                    ANNEX A
                               LIST OF FACILITIES


The Facility (or each Facility if more than one) will be an ESRD facility meeting the conditions of coverage for such facilities of the Medicare ESRD program as well as the requirements of other applicable law and will otherwise be as follows:

Location: The Facility will be located in or about Manahawkin, Ocean, County, State of New Jersey with such specific location as the Company may select.

Services: The Facility shall provide: in-facility hemodialysis services at no less than 9 hemodialysis stations; and home peritoneal dialysis services, supplies and training (directly or through an affiliated Method II supply company).

Name:   The Facility shall be known as DIALYSIS SERVICES OF NEW JERSEY,
INC.-MANAHAWKIN

Plans and Specifications: The Facility will be developed according to plans and specifications prepared by Company and its architect and engineers, with review by but not approval of the Director.

                                 EXHIBIT 2.3.4

                             CHIEF MEDICAL DIRECTOR


I, Dr. Guy D. Sbar, Chief Medical Director


-------------------------------------------------------------------------------


In order to induce the Company to execute this Agreement, to appoint the undersigned as Chief Medical Director and to permit the undersigned to provide Services; in consideration of the amounts to be paid as provided in this Agreement to Director; and intending to be legally bound hereby, the undersigned agrees to be bound personally by the Agreement, including the restrictions set forth in Article 7 of this Agreement.



Date: September  5, 1996



ACKNOWLEDGED and AGREED
this 5th day of September, 1996

DR. GUY D. SBAR

By: /s/ GUY D. SBAR
    ---------------
    DR. GUY D. SBAR

                                  EXHIBIT 13.8
                                    NOTICES



           To Company:           DSNJ  Corporation
                                 c/o Dialysis Corporation of America
                                 Bart Pelstring, President
                                 P.O. Box 1878
                                 Easton, Maryland  21601

                With a copy to:  Lawrence E. Jaffe, Esq.
                                 777 Terrace Avenue
                                 Hasbrouck Heights, New Jersey 07604

           To Director:          OCEANVIEW MEDICAL GROUP P.A.
                                 9 Hospital Drive
                                 Suite C2
                                 Toms River, New Jersey 08755

                With a copy to:

                                 Andrew Kimmel, Esq.
                                 P.O. Box 567
                                 Cedar Knolls, NJ  07927